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AGREEMENT AND PLAN OF MERGER
by and among
PARAMOUNT ACQUISITION CORP.,
PARAMOUNT MERGER SUB (NJ), INC.,
CHEMRX NEW JERSEY, LLC,
B.J.K. INC. and
THE MEMBERS OF CHEMRX NEW JERSEY, LLC
dated as of
June 15, 2007

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of June 15, 2007 (this "Agreement"), by and among Paramount Acquisition Corp., a Delaware corporation ("Parent"), Paramount Merger Sub (NJ), Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ChemRx New Jersey, LLC, a New Jersey limited liability company (the "Company"), B.J.K. Inc., a New York corporation ("Chem Rx"), Jerry Silva ("Jerry"), Steven Silva ("Steven") and Michael Segal ("Michael") (collectively Jerry, Steven and Michael, the "Members").

WITNESSETH:

        WHEREAS, Parent, Chem Rx, and the stockholders of Chem Rx are parties to a Stock Purchase Agreement, dated as of June1, 2007 (the "Stock Purchase Agreement") and the consummation of the transactions contemplated by this Agreement are a condition to the closing under the Stock Purchase Agreement;

        WHEREAS, the respective Boards of Directors of Parent and Merger Sub, the Members, and Jerry as Managing Member of the Company have each approved the merger of the Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, for United States federal income tax purposes, the parties hereto intend that the Merger will qualify as a "reorganization" and that this Agreement will constitute a "plan of reorganization," each within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

        WHEREAS, all capitalized terms used in this Agreement without definition in Article I hereof shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub, Company, Chem Rx and the Members hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

        Section 1.1    Definitions.    For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

        "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

        "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

        "Code" shall have the meaning set forth in the second recital above.

        "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

        "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

        "Material Adverse Effect" shall mean any change or changes, effect or effects, event or events, or circumstance or circumstances, that individually or in the aggregate are or may reasonably be expected to be materially adverse to (i) the assets, properties, business, operations, income or condition (financial or otherwise) of the Company, or (ii) the ability of the Company to perform its obligations under this Agreement.

        "Merger Consideration" shall have the meaning set forth in Section 2.7 of this Agreement.

        "Parent Common Stock" means the common stock of Parent, par value $0.0001 per share.

        "Party" or "Parties" shall mean individually and collectively each of Parent, Merger Sub, the Company, Chem Rx and the Members.

        "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

        "Representative" shall mean any officer, director, employee, agent, advisor or consultant of a Person.

        "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Party does not have a majority of the voting interest in such partnership).

        "Third Party" shall mean any Person other than the Company, Chem Rx, Parent, Merger Sub or any of their respective Affiliates.

        "Transactions" shall mean all the transactions provided for or contemplated by this Agreement, including the Merger.

        "Transfer" shall have the meaning set forth in Section 5.1 herein.

        Section 1.2    Interpretation.

        (a)   When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise clearly indicated to the contrary.

        (b)   Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

        (c)   The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

        (d)   The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

        (e)   A reference to any Party to this Agreement or any other agreement or document shall include such Party's successors and permitted assigns.

        (f)    A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

ARTICLE II
THE MERGER

        Section 2.1    The Merger.    Upon the terms and subject to the conditions set forth in Article VII hereof, and in accordance with Section 264 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 42:2B-20 of the New Jersey Limited Liability Company Act (the "NJLLCA"), at the Effective Time (as defined below), the Merger Sub shall be merged with and into the Company, and as a result of the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the Surviving Company (the "Surviving Company") of the Merger.

        Section 2.2    Closing; Effective Time.    A closing (the "Closing") will be held at the offices of Covington & Burling LLP, 620 Eighth Avenue, New York, New York, at 10:00 a.m. (or such other place as the parties may agree) as soon as practicable, and in any event not later than the date on which all of the conditions precedent in Article VII hereof (other than those conditions which by their terms are to be satisfied at the Closing) are fulfilled or waived, or on such other date as the parties may agree. The date on which the Closing is actually held is referred to herein as the "Closing Date." On the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing a certificate of merger with the Delaware Secretary of State and a certificate of merger/consolidation with the New Jersey State Treasurer (the "Certificates of Merger"), executed in accordance with the relevant provisions of the DGCL and the NJLLCA. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Delaware Secretary of State and the New Jersey State Treasurer, or at such other time as Merger Sub and the Company shall agree should be specified in the Certificates of Merger, provided that such time is on the Closing Date (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

        Section 2.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the DGCL and the NJLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

        Section 2.4    Limited Liability Company Agreement.    The Limited Liability Company Agreement of the Company, as in effect immediately prior to the Effective Time, shall be amended, immediately following the Closing, to reflect (i) Parent as the sole member of the Company and (ii) the deletion of all references to any of the Members.

        Section 2.5    Managing Member.    The Managing Member of the Surviving Company shall initially be Parent, and each officer of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the Operating Agreement of the Surviving Company.

        Section 2.6    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Members:

          (a)    Merger Sub Common Stock.    The shares of common stock, par value $01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become a one hundred per cent (100%) interest in the Company.

          (b)    Company Equity.    The equity of the Company as a whole shall be converted into the right to receive the Merger Consideration pro rata based on the percentage interest in the Company of the Members. As of the Effective Time, all such equity of the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holder of such equity of Company shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor in accordance with the terms of this Agreement. Payment of the Merger Consideration will be as set forth in Section 2.7 hereof.

        Section 2.7    Payment of Merger Consideration.    At the Effective Time, subject to the terms and conditions of this Agreement, Parent shall pay the Merger Consideration by issuing to the Members the number of shares of Parent Common Stock set forth opposite each Member's name under the caption "Merger Consideration Shares" on Exhibit A hereto (the "Merger Consideration Shares").

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE MEMBERS

        The Company and the Members represent and warrant to Parent that all of the statements contained in this Article III are true and complete as of the date of this Agreement and as of the Closing Date (or, if made as of a specified date, as of such date).

        Section 3.1    Organization; Qualification.    The Company (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New Jersey, (ii)has full limited liability company power and authority to carry on its business as now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign limited liability company in good standing in every jurisdiction in which such qualification is required.

        Section 3.2    Subsidiaries.    The Company does not have any Subsidiaries.

        Section 3.3    Authorization; Validity of Agreement.    The Company has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions have been duly authorized by the Members, and no other action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

        Section 3.4    Consents and Approvals; No Violations.    None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of any of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of formation, the limited liability company agreement or similar organizational documents of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents from parties to loans, contracts, leases and other agreements to which the Company is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, agreement, arrangement or understanding to which the Company is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company and the Members that all of the statements contained in this Article IV are true and complete as of the date of this Agreement and as of the Closing Date (or, if made as of a specified date, as of such date).

        Section 4.1    Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Parent's or Merger Sub's ability to consummate the Transactions.

        Section 4.2    Capital Structure.    As of the date of this Agreement, the authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock and 1,000,000 share of preferred stock, par value $0.0001 per share, of Parent (collectively, the "Parent Capital Stock"). All issued and outstanding shares of shares of Parent Capital Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of Parent Capital Stock is entitled to preemptive rights.

        (a)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other outstanding shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub.

        (b)   As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent or any Parent Subsidiary having the right to vote on any matters on which stockholders may vote, are issued or outstanding.

        Section 4.3    Authorization; Validity of Agreement.    Parent and Merger Sub each have full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions as part of the transactions contemplated by the Stock Purchase Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions have been authorized by the Board of Directors of Parent and Merger Sub. No other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent or Merger Sub of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

        Section4.4    Consents and Approvals; No Violations.    Except for the filings, permits, authorizations, consents and approvals as have already been made and are in effect or will be made at the Effective Time, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries (including Merger Sub) is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub, any of its Subsidiaries (including Merger Sub) or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by Paramount of the transactions contemplated by this Agreement.

        Section 4.5    No Business Activities.    Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

        Section 4.6    Authorization of Stock.    The shares of Parent Common Stock which may be issued to the Members pursuant to Section 2.7 will be duly and validly issued, fully paid and nonassessable and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Paramount Charter, the Paramount Bylaws or any Contract to which Parent is a party.

ARTICLE V
COVENANTS

        Section 5.1    Lock-Up Period for Shares.    During the 180-day period following the Closing Date, no Member may, directly or indirectly, (i) offer, sell, contract to sell, lend, encumber, pledge, donate or otherwise dispose of or Transfer any shares of Parent Common Stock issued to such Member pursuant to this Agreement or any securities received as a distribution thereon or otherwise with respect thereto, whether now owned or hereafter acquired by such Member or with respect to which such Member has or hereafter acquires the power of disposition (collectively, "Restricted Securities") or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Restricted Securities, whether any such swap or transaction described in (i) or (ii) above is to be settled by the delivery of shares of Parent Common Stock or other securities, in cash or otherwise (any of the foregoing, a "Transfer"). During the period beginning 180 days following the Closing Date (the "Lock-Up Release Date") and ending (i) 90days following the Lock-Up Release Date, no Member may, directly or indirectly, Transfer in excess of 50% of the total number of Restricted Securities held by such Member on the Lock-Up Release Date, (ii) on the first anniversary of the Closing Date, no Member may, directly or indirectly, Transfer in excess of 75% of the total number of Restricted Securities held by such Member on the Lock-Up Release Date. Following the first anniversary of the Closing Date all or any portion of the Restricted Securities may be Transferred by a Member without restriction under this Section 5.1.

        Section 5.2    Contribution by Parent.    Promptly upon completion of the Merger, Parent shall contribute all of its equity interest as the sole member of the Company to Chem Rx with the result that the Company will be a wholly-owned subsidiary of the Chem Rx.

ARTICLE VI
CONDITIONS

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a)    Statutes; Court Orders.    No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

        (b)    Stock Purchase Agreement.    The conditions set forth in Section 8.1 of the Stock Purchase Agreement shall have been satisfied or validly waived (to the extent permitted under the Stock Purchase Agreement and applicable law).

        Section 6.2    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

        (a)    Representations and Warranties.    All of the representations and warranties of the Members and the Company set forth in this Agreement shall be true and complete in all material respects as of the date of this Agreement, other than representations and warranties that are qualified by their terms as to materiality or "Material Adverse Effect," which representations and warranties as so qualified shall be true in all respects.

        (b)    Stock Purchase Agreement.    The conditions set forth in Section 8.2 of the Stock Purchase Agreement shall have been satisfied or validly waived (to the extent permitted under the Stock Purchase Agreement and applicable law).

        The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be waived by Parent and Merger Sub, in whole or in part, at any time and from time to time in their sole discretion.

        Section 6.3    Conditions to Obligations of the Company and Members to Effect the Merger.    The obligations of the Company and Members to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

        (a)    Representations and Warranties.    All of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and complete in all material respects as of the date of this Agreement, other than representations and warranties that are qualified by their terms as to materiality or "material adverse effect," which representations and warranties as so qualified shall be true in all respects.

        (b)    Stock Purchase Agreement.    The conditions set forth in Section 8.3 of the Stock Purchase Agreement shall have been satisfied or validly waived (to the extent permitted under the Stock Purchase Agreement and applicable law).

        The foregoing conditions are for the sole benefit of the Company and Members and may be waived by the Company and Members, in whole or in part, at any time and from time to time in its sole discretion.

ARTICLE VII

MISCELLANEOUS

        Section 7.1    Amendment and Modification.    This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

        Section 7.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by such Party by like notice):

        if to Parent or Merger Sub, to:

    Paramount Acquisition Corp.
    787 7th Avenue, 48th Floor
    New York, NY 10019
    Attention: J. Jay Lobell
    Telecopy: (212) 580-0801

        with a copy to:

    Covington & Burling LLP
    The New York Times Building
    620 Eighth Avenue
    New York, New York 10018
    Attention: Stephen A. Infante
    Telecopy: (212) 841-1010

        if to the Company or Chem Rx:

    c/o Chem Rx
    750 Park Place
    Long Beach, NY 11561
    Attention: Mr. Jerry Silva and Mr. Steven Silva
    Telecopy: (516) 889-8321

        with a copy to:

    Troutman Sanders LLP
    The Chrysler Building
    405 Lexington Avenue
    New York, NY 10174
    Attention: Richard Ackerman, Esq. and Timothy I. Kahler, Esq.
    Telecopy: (212) 704-5984 and (212) 704-5948

        If to the Members, at the address listed for such Member on Exhibit A attached hereto (as amended by written notice from time to time).

        All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

        Section 7.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

        Section 7.4    Entire Agreement; No Third Party Beneficiaries.    This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer any rights or remedies upon any Person other than the parties hereto.

        Section 7.5    Severability.    Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

        Section 7.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

        Section 7.7    Enforcement; Venue.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

        Section 7.8    Waiver.    Any agreement on the part of a Party to any extension or waiver of compliance by the other Parties with any of the agreements or conditions contained in this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        Section 7.9    Election of Remedies.    Neither giving nor failing to give notice of a claim under this Agreement will constitute an election of remedies or limit any Party in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

        Section 7.10    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 7.11    No Claim Against Trust Fund.    The Members, Chem Rx and the Company each acknowledge that it has read the final prospectus included in Parent's Registration Statement on Form S-1 (File No. 333-127149) and understand that Parent has established the Trust Account for the benefit of Parent's public stockholders and that Parent may disburse monies from the Trust Account only (i) to its public stockholders in the event they elect to convert their IPO Shares, (ii) to its public stockholders upon the liquidation of Parent if it fails to consummate a Business Combination (as defined in the Paramount Charter) or (iii) to Parent after, or concurrently with, the consummation of a Business Combination. For and in consideration of Parent agreeing to evaluate the Company for purposes of consummating a Business Combination with it, each of the Members, Chem Rx and the Company agree that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and waives any claim it may have against the Trust Account in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the Trust Account for any reason whatsoever.

        Section 7.12    Termination.    In the event of termination of the Stock Purchase Agreement as provided in Section 10.1 thereof, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Chem Rx, the Members or the Company other than Section 7.11, and except to the extent that such termination results from a breach by a party of any representation, warranty or covenant set forth in this Agreement.

        Section 7.13    Further Assurances.    Each of the parties shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        Section 7.14    Stock Purchase Agreement Controls.    To the extent of any conflict between the Stock Purchase Agreement and this Agreement, the Stock Purchase Agreement shall control.

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, Chem Rx and the Members have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

PARAMOUNT ACQUISITION CORP.
By:	/s/ J. JAY LOBELL
Name:	J. Jay Lobell
Title:	Chief Executive Officer
PARAMOUNT MERGER SUB (NJ), INC.
By:	/s/ J. JAY LOBELL
Name:	J. Jay Lobell
Title:	President
B.J.K. INC.
By:	/s/ JERRY SILVA
Name:	Jerry Silva
Title:	Chief Executive Officer
CHEMRX NEW JERSEY, LLC
By:	/s/ JERRY SILVA
Name:	Jerry Silva
Title:	Managing Member
/s/ JERRY SILVA Jerry Silva
/s/ STEVEN SILVA Steven Silva
/s/ MICHAEL SEGAL Michael Segal

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

MEMBER INFORMATION

Name and Address of Members	Number of Merger Consideration Shares
Jerry Silva 2594 Norton Place Bellmore, NY 11710	450,000
Steven Silva 2589 Glenn Drive Bellmore, NY 11710	450,000
Michael Segal 791 John Street Teaneck, NJ 07666	100,000

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AGREEMENT AND PLAN OF MERGER
ARTICLE VII MISCELLANEOUS
EXHIBIT A MEMBER INFORMATION